Exhibit 10.1

CONVERTIBLE NOTE PURCHASE AGREEMENT

DATED AS OF April 2, 2015

by and between

KINGOLD JEWELRY, INC., as Issuer,

AND

FIDELIDADE – COMPANHIA DE SEGUROS, S.A.,
as Holder

______________________________________________

6.0% Senior Secured Convertible Note due 2018

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Schedules

Schedule A	Credit Support

Exhibits

Exhibit A	Form of Note

Exhibit B	Form of Restricted Stock Legend

Exhibit C	Form of Founder Guarantee

Exhibit D	Form of Registration Rights Agreement

Exhibit E	Form of Bank LC

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CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of April 2, 2015, by and between KINGOLD JEWELRY, INC., a company duly incorporated and existing under the laws of Delaware, United States of America (the “Company”), and Fidelidade – Companhia de Seguros, S.A., a company duly incorporated and existing under the laws of Portugal (the “Holder”), a majority-owned subsidiary of FOSUN INTERNATIONAL LIMITED, a company duly incorporated and existing under the laws of Hong Kong Special Administrative Region, People’s Republic of China (“Fosun”).

RECITALS

WHEREAS, the Company has duly authorized the issuance and sale to the Holder of a 6.0% Senior Secured Convertible Note due 2018 (the “Note”) having an aggregate principal amount of US$15.0 million on the terms and conditions set forth herein, which Note will be guaranteed by the Founder Guarantor, and the Company has duly authorized the execution and delivery of this Agreement; and

WHEREAS, the Company has agreed to issue the Note to the Holder in exchange for the payment by the Holder to the Company of the Purchase Price (as defined below) and subject to the other terms as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

ARTICLE 1.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01        Definitions

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person. For the purposes of this definition, a Person will be regarded as in control of another Person (with correlative meanings for “controlled by” and “in common control with”), if such Person owns, directly or indirectly, at least thirty-five percent (35%) of the securities or Capital Stock with the ability to vote to elect directors (or similar controlling management) of such other Person, or has other comparable ownership and voting interest with respect to any entity other than a corporation.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental agreement or amendment.

“Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

“Bank LC” means a legally valid, irrevocable standby letter of credit issued by a U.S. or HK branch of a nationally recognized bank in China for the benefit of the Holder, which secures the Company’s performance of its obligations hereunder and under the Note, with a term and amount not less than the term and amount of the Note, in form reasonably satisfactory to the Holder, substantially in the form of Exhibit E hereto.

“Board of Directors” means

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the board of directors of the general partner of the partnership;

(c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Threshold” has the meaning specified in Section 7.01(a).

“Business Day” means any day other than a Legal Holiday

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding Indebtedness convertible into or exchangeable for such equity.

“Change of Control” means:

(a) the acquisition by any Person or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of any capital stock of the Company, if after such acquisition, such Person or group would be the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) the Company shall, in a single transaction or through a series of related transactions, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of all or substantially all of the Company’s assets (determined on a consolidated basis for Company and its Subsidiaries) to another Person or group of affiliated Persons.

“Close of Business” means 5:00 p.m. New York City time.

“Closing Date” means the date on which the conditions set forth in Section 5.01 have been satisfied and the issuance and sale of the Note to the Holder occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in Section 4.08.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Stock” means the shares of common stock, US$0.001 par value per share, of the Company as they exist on the date of this Agreement, subject to the provisions of Section 6.04.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor Person.

“Confidential Information” means any and all information, whether communicated orally or in any physical form, including without limitation, financial and all other information which Disclosing Party or its authorized Representatives provide to the Recipient, together with such portions of analyses, compilations, studies, or other documents, prepared by or for the Recipient and its Representatives, which contain or are derived from information provided by Disclosing Party. Without limiting the foregoing, information shall be deemed to be provided by Disclosing Party to the extent it is learned or derived by Recipient or Recipient’s Representatives (a) from any inspection, examination or other review of books, records, contracts, other documentation or operations of Disclosing Party, (b) from communications with authorized Representatives of Disclosing Party or (c) created, developed, gathered, prepared or otherwise derived by Recipient while in discussions with Disclosing Party. However, Confidential Information does not include any information which Recipient can demonstrate (i) is or becomes part of the public domain through no fault of Recipient or its Representatives, (ii) was known by Recipient on a non-confidential basis prior to disclosure, or (iii) was independently developed by persons who were not given access to the Confidential Information disclosed to Recipient by Disclosing Party. For purposes of this Agreement, the party disclosing the Confidential Information shall be referred to as “Disclosing Party” and the party receiving the Confidential Information shall be referred to as the “Recipient.”

“Contract” means any agreement, contract, obligation, or undertaking that is legally binding.

“Conversion Amount” means the portion of the Principal Amount to be converted or otherwise with respect to which any determination is to be made, plus all accrued and unpaid interest with respect to such portion of the Principal Amount and accrued and unpaid late charges, if any, with respect to such Principal Amount and interest.

“Conversion Date” has the meaning specified in Section 6.02(a).

“Conversion Price” means initially $1.15.

“Conversion Rate” means initially the number of shares of Common Stock equal to $1,000 divided by the Conversion Price, subject to adjustment as set forth herein.

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Disclosing Party” has the meaning specified in the definition of “Confidential Information.”

“Disqualified Capital Stock” of any Person means any class of Capital Stock of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event (other than a Change of Control) or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date that is 91 days after the final maturity date of the Note; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, will not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

“Distributed Property” has the meaning specified in Section 6.04(c).

“Event of Default” has the meaning specified in Section 9.01.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Financial Statements” means the audited consolidated balance sheets and related statements of income and comprehensive income, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries for the fiscal year ended December 31, 2013, and the accompanying footnotes thereto, and the unaudited condensed consolidated balance sheets and related condensed statements of income and comprehensive income and cash flows of the Company and its Subsidiaries for the three and nine months ended September 30, 2014 as delivered to the Holder prior to the date of this Agreement.

“Founder Guarantee” means the full and unconditional guarantee provided by the Founder Guarantor in respect of the Note as made applicable to the Note substantially in the form of Exhibit C hereto.

“Founder Guarantor” means Mr. Zhihong Jia, Chairman and Chief Executive Officer of the Company until the Founder Guarantee has been released in accordance with its terms.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Holder” has the meaning specified in the first paragraph of the Recitals.

“Indebtedness” with respect to any Person means any amount (absolute or contingent) payable by such Person as debtor, borrower, issuer, guarantor or otherwise (a) pursuant to an agreement or instrument involving or evidencing money borrowed, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase or evidenced by a promissory note, bond, debenture or similar instrument, (b) pursuant to a capital lease with substantially the same economic effect as any such agreement or instrument, (c) any obligations with respect to Disqualified Capital Stock, (d) pursuant to indebtedness of a third party secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on assets owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (e) pursuant to an interest rate protection agreement, foreign currency exchange agreement or other hedging arrangement, (f) pursuant to a letter of credit issued for the account of such Person, or (g) all guarantees with respect to Indebtedness of the types specified in clauses (a) through (f) above of another Person. For the avoidance of doubt, the Indebtedness of any Person shall include the Indebtedness of any other entity to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Interest Payment Date” means each anniversary date of the issuance date of the Note, or if any such day is not a Business Day, on the next succeeding Business Day.

“Investor Director” has the meaning specified in Section 7.01(a).

“Last Reported Sale Price” means, on any Trading Day, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and/or the average ask prices) of the Common Stock on that Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share of Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.

“Law” means any federal, state, local or foreign law, including common law, and any regulation, rule, requirement, policy, judgment, order, writ, decree, ruling, award, approval, authorization, consent, license, waiver, variance or permit with, any Governmental Authority.

“Legal Holiday” is a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York or banks in Hong Kong or Shanghai are authorized or required by law or executive order to close or be closed.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, lien, charge, attachment, setoff, encumbrance or other security interest in the nature thereof (including any conditional sale agreement, equipment trust agreement or other title retention agreement, a lease with substantially the same economic effect as any such agreement or a transfer or other restriction) or other encumbrance of a similar nature.

“Material Adverse Effect” means (a) a material adverse change in the business, operations, properties, liabilities, results of operations or condition (financial or other) or prospects of the Company, taken as a whole; (b) an adverse effect on the validity or enforceability of Note Documents taken as a whole or any material provision hereof or thereof; (c) a material adverse effect on the ability of the Company or the parties to the Note Documents (other than Fosun) to consummate the transactions contemplated by the Note Documents, taken as a whole, or on the ability of the Company or such other parties to perform their respective obligations thereunder, taken as a whole; (d) an adverse effect on the rights or remedies of the Holder under any of Note Documents, taken as a whole; and (e) a material adverse effect on the right of the Holder to receive the interest or any other payment due hereunder or under the Note Documents, taken as a whole.

“Material Contract” means any Contract to which the Company or any of its Subsidiaries is a party or any of the respective assets or properties of the Company or any of its Subsidiaries are bound or committed (other than the Note Documents) and for which any breach, violation, nonperformance or early cancellation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

“Maturity Date” means third anniversary date of the issuance date of the Note.

“Merger Event” has the meaning specified in Section 6.05(a).

“Money Laundering Laws” has the meaning specified in Section 8.02(n).

“NASDAQ” means The NASDAQ Stock Market, LLC.

“Note” has the meaning specified in the first paragraph of the Recitals.

“Note Documents” means this Agreement, the Note, the Registration Rights Agreement, the Bank LC and the Founder Guarantee and any and all ancillary documents thereto.

“Notice of Default” means written notice provided to the Company by the Holder of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Open of Business” means 9:00 a.m., New York City time.

“Party” means the Company, or the Holder; and “Parties” means the Company and the Holder.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Amount” of the Note means the principal amount as set forth on the face of the Note.

“Purchase Price” has the meaning specified in Section 2.01(a).

“Recipient” has the meaning specified in the definition of “Confidential Information.”

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 6.05(a).

“Register” has the meaning specified in Section 4.02(a).

“Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and between the Company and the Holder relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Note or otherwise pursuant to the terms of the Note, as may be amended from time to time, substantially in the form of Exhibit D.

“Regular Record Date” means, with respect to the payment of interest on the Notes, the Close of Business of the Business Day immediately preceding the relevant Interest Payment Date.

“Representative” means, with respect to any Person, any stockholder, member, partner, manager, director, officer, employee, agent, advisor or other representative of such Person.

“Restricted Note” has the meaning specified in Section 3.04(a).

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit A hereto.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Spin-off” has the meaning specified in Section 6.04(c).

“Subsidiary” means, with respect to any specified Person:

(a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Third Party” means any Person other than the Company or its Affiliates.

“Trading Day” means a day during which (i) trading in securities generally occurs on the principal United States national or regional securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is not then listed or admitted for trading on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

“U.S.” means the United States of America.

“US$” means U.S. dollars, the lawful currency of the United States of America.

“Valuation Period” has the meaning set forth in Section 6.04(c).

Section 1.02        Acts of Holder; Record Dates

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder shall bind every future holder of the Note and the Holder of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.03        Notices, Etc., to Holder and Company

Any request, demand, authorization, direction, notice, consent, waiver or Act of the Holder or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, overnight postage prepaid, e-mailed or sent by facsimile to such address of the Company specified in Section 11.02, or at any other address previously furnished in writing to the Holder by the Company.

Section 1.04        Notice to Holder; Waiver

Where this Agreement provides for notice to the Holder of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, overnight postage prepaid e-mailed, if no undelivered notice is received, or sent by facsimile, if a delivery report is obtained, to such address of the Holder specified in Section 11.02, or at any other address previously furnished in writing to the Company by the Holder. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

Section 1.05        Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Agreement unless otherwise expressly stated.

Section 1.06        Successors and Assigns

All covenants and agreements in this Agreement by the Company or the Holder, as applicable, shall bind its successors and assigns, whether so expressed or not.

Section 1.07        Severability Clause

In case any provision in this Agreement or in the Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.08        Benefits of Agreement

Nothing in this Agreement or in the Note, express or implied, shall give to any Person, other than the parties hereto, their respective successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 1.09        No Recourse Against Others

Other than as may be provided in the Founder Guarantee to be executed and delivered by the Founder Guarantor substantially in the form of Exhibit C hereto, no director, officer, employee, shareholder or Affiliate of the Company from time to time shall have any liability for any obligations of the Company under the Note or this Agreement. The Holder by accepting the Note waives and releases such liability.

ARTICLE 2.
PURCHASE AND ISSUANCE OF NOTE

Section 2.01        Purchase and Sale

(a)                Upon the terms and subject to the conditions of this Agreement, on the basis of the representations and warranties hereby contained, the Company agrees to sell to the Holder and the Holder agrees to purchase from the Company upon the satisfaction of the conditions set forth in Section 5.01 an amount in U.S. dollars equal to fifteen million (US$15,000,000) (the “Purchase Price”) in immediately available funds and the Company agrees to issue to the Holder the aggregate Principal Amount of Note of fifteen million (US$15,000,000), the purchase and issuance shall occur simultaneously on the Closing Date. The purchase and sale of the Note pursuant to this Agreement shall occur at the offices of Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022 on the Closing Date. The Company will not be obligated to effect any element of such transactions on the Closing Date unless the Holder has satisfied its obligations with respect to the Purchase Price.

(b)               The Note shall initially be issued in the form of a permanent note in registered form in substantially the form set forth in Exhibit A attached hereto.

ARTICLE 3.
THE SECURITIES

Section 3.01        Title and Terms; Payments

(a)                The aggregate Principal Amount of the Note to be executed and delivered under this Agreement is fifteen million (US$15,000,000).

(b)               The Note shall be known and designated as the “6.0% Senior Secured Convertible Note due 2018” of the Company. The Principal Amount plus any accrued and unpaid interest shall be payable on the Maturity Date.

(c)                Interest on the Note will be by wire transfer in immediately available funds to the Holder’s account designated prior to the Closing Date, which designation shall remain in effect until the Holder notifies the Company to the contrary in writing. The Company will pay Principal Amount of, and interest and premium on, Note in immediately available funds to the Holder, on each Interest Payment Date or other payment date, as the case may be.

(d)               If repurchased by the Company, the Note will be retired and no longer outstanding hereunder.

Section 3.02        Ranking

The Note constitutes a general, senior, secured obligation of the Company.

Section 3.03        Execution, Delivery and Dating

(a)                The Note shall be executed on behalf of the Company by its Chief Executive Officer, its President, or its Chief Financial Officer.

(b)               The Note bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the execution and delivery of the Note or did not hold such office at the date of the Note.

(c)                The Note shall be dated the date of its issuance.

Section 3.04        Transfer Restrictions

(a)                Restricted Note.

The Note will bear the Restricted Note Legend, unless the Company reasonably determines that the Restricted Note Legend may be removed from such Note, and the Note is deemed to be a “Restricted Note.” Such Restricted Note will be subject to the restrictions on transfer set forth in this Agreement (including in the Restricted Note Legend) unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and the Holder, by the Holder’s acceptance of the Note, will be deemed to be bound by the restrictions on transfer applicable to the Note.

(b)               Restricted Stock.

(i)                 Every share of Common Stock that bears, or that is required under this Section 3.04 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Agreement (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are waived by written consent of the Company, and the Holder of Restricted Stock, by the Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)               Any share of Common Stock issued upon the conversion of the Note will be issued in definitive, certificated format and will bear the Restricted Stock Legend unless the Company reasonably determines that such share of Common Stock need not bear the Restricted Stock Legend and/or need not be issued in such format.

(c)                As used in this Section 3.04, the term “transfer” means any sale, pledge, hedging transaction, transfer, loan, hypothecation or other disposition whatsoever of the Note, any interest therein or any Restricted Stock.

Section 3.05        Mutilated, Destroyed, Lost and Stolen Note

(a)                If the Note is mutilated, when such mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

(b)               If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of the Note and (ii) such security or indemnity as may be required by it to save it and any of its agents harmless, then, in the absence of notice to the Company that the Note has been acquired by a bona fide purchaser, the Company shall execute, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

(c)                In case such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

(d)               Upon the issuance of any new Note under this Section 3.05, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

(e)                Every new Note issued pursuant to this Section 3.05 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Note duly issued hereunder.

(f)                The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note.

ARTICLE 4.
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01        Payment of Principal and Interest

The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest on the Note to the Holder at the places, at the respective times and in the manner provided herein and in the Note. If any Interest Payment Date or the Maturity Date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue thereon in respect of such delay.

Section 4.02        Register; Maintenance of Office or Agency

(a)                The Company shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Holder and any of its permitted assignees of rights, interests and obligations under this Agreement, and the principal amount (and stated interest) of the Note owing to, each such person pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Company, and the Holder shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement.  The Register is intended to establish that the Note is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(b)               The Note may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, and notices and demands to or upon the Company in respect of the Note and this Agreement may be served at such office or agency, prompt written notice of the location, and any change in the location, of which shall be given to the Holder.

Section 4.03        Reservation of Authorized Shares.

For as long as the Note remains outstanding, (a) the Company shall at all times reserve and keep available, free from any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury by the Company, for the purpose of effecting the conversion of the Note, the full number of shares of Common Stock deliverable upon the conversion of the Note (after taking into account any adjustments to the Conversion Price from time to time pursuant to the terms of this Agreement and any increases to the aggregate outstanding amount of the Note from time to time).

Section 4.04        No integration.

(a)                Assuming (i) the Note is issued, sold and delivered under the circumstances contemplated by this Agreement and (ii) the accuracy of the representations and warranties of the Holder set forth in Section 8.01 herein, and its compliance with the agreements set forth herein and therein, it is not necessary in connection with the offer, sale and delivery of the Note in the manner contemplated by this Agreement to register the Note under the Securities Act.

(b)               The Company has not, directly or indirectly, offered, sold or solicited any offer to buy, and the Company will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Note and require the Note to be registered under the Securities Act. None of the Company, its Affiliates or any Person acting on its or any of their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Note.

Section 4.05        Noncircumvention.

The Company covenants and agrees that it will not, by amendment to charter documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue of securities or other voluntary action, avoid or seek to avoid the observance or performance of the transactions contemplated in the Note Documents.

Section 4.06        Reports under the Exchange Act

For so long as may be necessary to permit the resale of the shares of Common Stock issuable upon conversion of the Note without registration under the Securities Act, the Company covenants and agrees to:

(a)                make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under applicable securities laws in any jurisdiction where the Company’s securities are then listed);

(b)               file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities laws; and

(c)                furnish to any Holder, so long as the Holder owns any unregistered securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, for the twelve (12) months preceding the date thereof, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration.

Section 4.07        Financial Information

(a)                In the event that any such information is not required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or for any reason has not been so filed, the Company shall furnish to the Holder, on or before the forty-fifth (45th) day after the last day of each of the first three quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the close of such quarter and unaudited consolidated statement of income and comprehensive income and cash flows of the Company and its Subsidiaries for such quarter, duly certified by the chief financial officer of the Company as having been prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes).

(b)               In the event that any such information is not required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or for any reason has not been so filed, the Company shall furnish to the Holder, on or before the ninetieth (90th) day after the last day of each fiscal year, the audited consolidated balance sheet of the Company and its Subsidiaries as at the last day of such fiscal year and audited consolidated statement of income and comprehensive income (loss) and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by the report thereon of the Company’s independent registered public accounting firm of nationally or regionally recognized standing.

Section 4.08        Credit Support

The Company agrees to grant to the Holder a first priority security interest in the Credit Support as identified in Schedule A to the Agreement, to secure the payment, discharge and performance of all of the Company’s obligations under the Note.

Section 4.09        Restricted Stock Legend Removal

In connection with any transfer of Common Stock issued upon conversion of the Note by the Holder thereof, which Common Stock will be sold in accordance with Rule 144, the Company will cause the transfer agent for the Common Stock to promptly remove any Restricted Stock Legend appearing on the certificates representing such Common Stock.

ARTICLE 5.
CONDITIONS

Section 5.01        Closing Date Conditions

The obligation of the Holder to purchase the Note hereunder shall be subject to the satisfaction or waiver on the Closing Date of the conditions precedent set forth below. For the avoidance of doubt, at the sole election of the Holder, the Holder may waive the condition set forth in Clause (b) below and proceed with the Closing, on the condition that the Bank LC be delivered at a time after the Closing Date to be designated by the Holder at such Closing; provided that if the Bank LC is not delivered at the designated time, this Agreement shall be unwound and the Company shall reimburse the Purchase Price to Holder and cancel the Note, and the Parties shall take all such other actions as reasonably necessary to unwind the actions taken in connection with this Agreement, including, but not limited to, canceling the Note and procuring resignation of the Investor Director from the Board of Directors.

(a)                The Company shall have delivered to the Holder the Note dated the Closing Date.

(b)               The Holder shall have received the Bank LC.

(c)                The Founder Guarantor shall have executed the Founder Guarantee in favor of the Holder, substantially in the form attached as Exhibit C hereto, pursuant to which Mr. Jia will be jointly liable for the Company’s obligations hereunder, which guarantee shall be irrevocable.

(d)               The Registration Rights Agreement shall have been duly executed.

(e)                The Holder shall have received board or committee resolutions (x) expanding the number of Directors to seven (7), and (y) consenting to the nomination for stockholder approval the Investor Director nominated by the Holder effective upon Closing.

(f)                No event shall have occurred and be continuing that (i) constitutes a Default or an Event of Default or (ii) could reasonably be expected to constitute a Material Adverse Effect, in each case both as of the date of this Agreement and as of the date of issuance of the Note hereunder.

(g)               The representations and warranties made by the Company in Section 8.02 hereof and in the other Note Documents shall be true and correct in all material respects as of the Closing Date, before and after giving effect to the issuance of the Note hereunder (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects).

(h)               The Holder shall have received an opinion from outside counsel to the Company, dated the Closing Date, in the form mutually agreed by the Parties hereto prior to the date hereof.

(i)                 All necessary shareholder and board consents, as applicable, and all necessary governmental and third-party approvals, consents and filings, including in connection with the issuance of the Note and entry into the other Note Documents shall have been obtained or made and shall remain in full force and effect.

(j)                 An officer’s certificate certifying to the fulfillment of the conditions by the Company as set forth in Clauses (f), (g) and (i).

(k)               A certificate of the Secretary of the Company, dated as of the Closing, certifying (i) the resolutions by the board of directors approving the Note Documents and the transactions contemplated therein, and providing for adequate reservation of shares for the conversion of the Note, (ii) the current versions of the certificate of incorporation and by-laws of the Company, as amended through the Closing Date, and (iii) signatures and authority of persons signing the Note Documents.

(l)                 In the event that the Closing Date shall not have occurred prior to 5:00 p.m. on May 31, 2015, this Agreement shall automatically terminate other than Sections 11.03, 11.05, 11.12 and 11.13, unless extended at the discretion of the Holder.

ARTICLE 6.

CONVERSION

Section 6.01        Right to Convert

(a)                Subject to and upon compliance with the provisions of this Agreement, the Holder shall have the right, at the Holder’s option, at any time and prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert the Conversion Amount, or any portion of such Conversion Amount, into shares of Common Stock, provided that any portion of such Conversion Amount that the Holder elects to convert is equal to $1,000 or an integral multiple of $1,000 in excess thereof.

(b)               Provisions of this Agreement that apply to conversion of all of the Note also apply to conversion of a portion of the Note.

(c)                The Holder is not entitled to any rights of a holder of shares of Common Stock until the Holder has converted its Note, and only to extent such Note is deemed to have been converted into shares of Common Stock pursuant to this Article 6.

Section 6.02        Conversion Procedure

(a)                In order to exercise the conversion right with respect to the Note, the Holder shall:

(i)                 complete and manually sign the conversion notice provided on the back of the Note or facsimile of the conversion notice and deliver such notice to the Company;

(ii)               surrender the Note to the Company;

(iii)             if required, furnish appropriate endorsements and transfer documents, and

(iv)             if required pursuant to Section 6.07, pay any transfer taxes or duties.

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”

(b)               In case of any partial conversion of the Note, the Company shall execute and deliver to the Holder, without charge to the Holder, new Note in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Note.

(c)                Each conversion shall be deemed to have been effected as to the Note (or portion thereof) on the date on which the requirements set forth above in Section 6.01(b) have been satisfied as to the Note (or portion thereof) and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become, as of the Close of Business on the relevant Conversion Date that the Holder converted the Note, the holder of record of the shares of Common Stock represented thereby.

(d)               Upon the conversion of a portion of the Note, the Holder shall make a notation on the Note as to the reduction in the Principal Amount represented thereby.

(e)                Each share certificate representing Common Stock issued upon conversion of the Note that are Restricted Note shall bear the Restricted Stock Legend as set forth in Section 3.04.

Section 6.03        Settlement upon Conversion

(a)                With respect to any conversion of Note, if any, the Company shall, subject to the provisions of this Article 6, on the third Business Day immediately following the Conversion Date, issue and shall deliver to the Holder a certificate or certificates for the number of shares of Common Stock equal to the Conversion Amount divided by $1,000, times the Conversion Rate, rounded up to the nearest whole share of Common Stock.

(b)               All of the Holder’s rights with respect to such portion of the Note converted pursuant to this Article 6 shall terminate upon such conversion.

(c)                Upon conversion, Holder shall not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates and Holder was the Holder on the relevant Regular Record Date.

(d)               If the Note or any portion thereof is converted after the Close of Business on a Regular Record Date for the payment of interest, the Holder at the Close of Business on such Regular Record Date will receive the interest payable on the Note on the corresponding Interest Payment Date notwithstanding the conversion. Any portion of the Note surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest payable on such portion of the Note so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Maturity Date or (ii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to the Note.

(e)                The Company shall not issue fractional shares upon conversion of Note.

(f)                By delivery to the Holder of the full number of shares of Common Stock issuable upon conversion pursuant to Section 6.03(a) above and the payment pursuant to Section 6.03(c) above, the Company will be deemed to satisfy in full its obligation to pay the Principal Amount of the Note and all accrued and unpaid interest to, but excluding, the Conversion Date. Upon conversion of the Note, all accrued and unpaid interest to, but excluding, the Conversion Date will be deemed to be paid in full rather than canceled, extinguished or forfeited, subject to Section 6.03(c) above.

Section 6.04        Adjustment of Conversion Rate

Commencing from the date of this Agreement, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs as described below, except that the Company will not make any adjustment to the Conversion Rate if the Holder participates, at the same time and on the same terms as holders of shares of Common Stock, solely as a result of holding the Note, in any of the transactions described in this Section 6.04, without having to convert its Note, as if the Holder held a number of shares of Common Stock equal to the Applicable Conversion Rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the Conversion Amount of Note held by the Holders, divided by $1,000.

(a)                If the Company issues shares of Common Stock as a dividend or distribution on all or substantially all of the shares of the Common Stock, or the Company effects a share split or share combination applicable to all shares of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such effective date, as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this Section 6.04(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend, distribution, share split or share combination of the type described in this Section 6.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or share combination had not been announced.

(b)               If the Company distributes to all or substantially all holders of shares of Common Stock any rights, options or warrants entitling them for a period of not more than 30 calendar days after the date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be increased based on the following formula:

CR1 = CR0x	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

The foregoing increase in the Conversion Rate shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the Close of Business on the Record Date for such distribution. If such rights, options or warrants are not so distributed, the Conversion Rate will be immediately decreased to the Conversion Rate that would then be in effect if such Record Date for such distribution had not been fixed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                If the Company distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities (the “Distributed Property”), to all or substantially all holders of shares of Common Stock, excluding:

(i)                 dividends or distributions of Common Stock or rights, options or warrants of the type described under Section 6.04(a) or Section 6.04(b), as the case may be;

(ii)               dividends or distributions paid exclusively in cash of the type described under Section 6.04(d); and

(iii)             Spin-Offs to which the provisions set forth below in this Section 6.04(c) apply;

then the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by an independent financial advisor) of the Distributed Property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Such increase in the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective after the Close of Business on the Record Date for such distribution. No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, without having to convert its Note, the amount and kind of Distributed Property the Holder would have received if the Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If an independent financial advisor determines the “FMV” (as defined above) of any distribution for purposes of this Section 6.04(c) by reference to the actual or when-issued trading market for any securities, such advisor shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 6.04(c) where there has been a payment of a dividend or other distribution on all shares of the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit or affiliate, of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a major U.S. or non-U.S. securities exchange (as determined by the Company) (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of shares of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of “Last Reported Sale Price” as if such Capital Stock or similar equity interest were Common Stock) over the first ten consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase in the Conversion Rate under the preceding paragraph will be determined as of the Close of Business on the last Trading Day of the Valuation Period but will be given effect immediately after the Close of Business on the Record Date of the Spin-Off; provided that in respect of any conversion during the Valuation Period, references with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, and including the effective date of such Spin-Off to, and including, and the Conversion Date in determining the Applicable Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d)               If any cash dividend or distribution is paid or made to all or substantially all holders of shares of Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to holders of shares of Common Stock.

The increase in the Conversion Rate under this Section 6.04(d) will become effective immediately after the Close of Business on the Record Date for such dividend or distribution. No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate. If such dividend or distribution is not so paid or made, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, for each $1,000 principal amount of Note, at the same time and upon the same terms as holders of shares of the Common Stock, without having to convert its Note, the amount of cash that the Holder would have received if the Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)                If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	AC + (OS1 x SP1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer of exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the date such tender offer or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, on the Trading Day next succeeding the date such tender offer or exchange offer expires.

The increase in the Conversion Rate under this Section 6.04(e) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires but will be given effect immediately after the Close of Business on the date such tender offer or exchange offer expires; provided that in respect of any conversion within the first 10 consecutive Trading Day period immediately following, and including, the date any such tender offer or exchange offer expires, references to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the date such tender offer or exchange offer expires to, and including, the Conversion Date in determining the Applicable Conversion Rate. No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate (other than, for the avoidance of doubt, a reversal or reduction of such an adjustment as provided herein).

If the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall immediately be readjusted to the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected.

(f)                The Conversion Rate will not be adjusted, among other things:

(i)                 upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)               upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee or director benefit plan or program of the Company, or assumed by the Company, or any of the Company’s Subsidiaries;

(iii)             upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) above and outstanding as of the date the Note were first issued;

(iv)             for a change in the par value of the Common Stock without affecting the number of shares of outstanding Common Stock; or

(v)               for accrued and unpaid interest, if any, on the Note.

(g)               Adjustments to the Conversion Rate under this Article 6 shall be calculated to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Applicable Conversion Rate. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, upon any conversion of the Note (solely with respect to the Note to be converted), the Company shall give effect to all adjustments that Company otherwise has deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

(h)               After any adjustment to the Conversion Rate pursuant hereto, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall mail by overnight mail such notice of such adjustment of the Conversion Rate to the Holder at such Holder’s latest address appearing on the Register provided for in Section 4.02, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(i)                 In any case in which this Section 6.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the Holder after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

(j)                 For purposes of this Section 6.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 6.05        Effect of Reclassification, Consolidation, Merger or Sale

(a)                In the case of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination, any stock dividends or any change in par value or to no par value or from no par value to a par value), (ii) any consolidation, merger or combination involving the Company, (iii) any transaction or a series of transactions resulting in a Change of Control, including without limitation any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of the Merger Event, the Company shall provide as a condition for the closing of such Merger Event, the execution by the Holder and the Company a supplemental agreement permitted under Section 10.01 providing for the right for Holder to either (i) convert the Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Amount divided by $1,000 times the Applicable Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event, or (ii) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to the outstanding Conversion Amount being redeemed. If such Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Note will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election. The Company shall notify the Holder of such weighted average as soon as practicable after such determination is made.

(b)               The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 6.05. None of the foregoing provisions shall affect the right of the Holder to convert its Note into shares of Common Stock as set forth in Section 6.01 and Section 6.02 prior to the effective date of such Merger Event.

Section 6.06        Adjustments of Prices

Whenever any provision of this Agreement requires a calculation of the Last Reported Sale Prices over a span of multiple days, the Company may make adjustments determined by the Company or its agents to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period during which such prices are to be calculated.

Section 6.07        Taxes on Shares Issued

Any issue of share certificates on conversions of Note shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes or duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Note pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of the Note converted, and, in addition to any other requirements or conditions set forth herein, the Company shall not be required to issue or deliver any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 6.08        Reservation of Shares

The Company shall at all times provide, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Note from time to time as such Note is presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Note would be held by a single Holder).

Section 6.09        Notice and Company Determination Final

Any determination that the Company or its Board of Directors contemplated pursuant to this Article 6 shall be conclusive if made in good faith and in accordance with the provisions of this Article 6, absent manifest error. The Company shall promptly deliver to the Holder of the Note a notice of any event requiring adjustment under Article 6, including without limitation a brief statement of any facts of any such event and a detailed computation of all such adjustments.

ARTICLE 7.
DIRECTOR NOMINATION RIGHTS

Section 7.01        Director Nomination

(a)                For so long as the Holder is or would be the beneficial owner of at least 5% of the Common Stock of the Company (assuming conversion of the Note) (the “Board Threshold”), the Holder may nominate one (1) director of the Company, provided that the right to nominate such director is consistent with Nasdaq Listing Rule 5640 (the “Investor Director”). Any Investor Director appointed or nominated to the Board of Directors pursuant to this Article 7 shall, subject to the Board Threshold, continue to hold office until such Investor Director’s term expires, subject, however, to prior death, resignation, replacement, retirement, disqualification or termination of term of office as provided in Section 7.04.

Section 7.02        Continuing Designation of Investor Directors

(a)                Subject to the Board Threshold, at each meeting of the Company’s stockholders at which the election of directors is to be considered, the Company shall nominate the Investor Director designated by the Holder for election to the Board of Directors by the holders of Common Stock and solicit proxies from the Company’s stockholders in favor of the election of Investor Director. The Company shall use all reasonable best efforts to cause any such Investor Director to be elected to the Board of Directors (including voting all unrestricted proxies in favor of the election of such Investor Director and including recommending approval of such Investor Director’s appointment to the Board) and shall not take any action designed to diminish the prospects of such Investor Director of being elected to the Board of Directors.

Section 7.03        Resignation; Removal

(a)                Any elected Investor Director may resign from the Board of Directors at any time by giving written notice to the Company at its principal executive office. Unless otherwise required by law, the resignation is effective without acceptance when the notice is given to the Company, unless a later effective time is specified in the notice.

(b)               The Company shall use all reasonable best efforts consistent with providing that any Investor Director is removed only if so directed in writing by the Holder, unless otherwise required by applicable law.

Section 7.04        Vacancies; New Directorships

(a)                In the event of a vacancy on the Board of Directors resulting from the death, disqualification, resignation, retirement or termination of term of office of an Investor Director, then the Company shall use all reasonable best efforts to cause the Board of Directors to fill such vacancy with a representative designated by the Holder as provided hereunder to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative will be elected to the Board in the manner set forth in Section 7.02).

Section 7.05        Fees and Expenses

(a)                The Investor Director appointed pursuant to this Article 7 shall be entitled to reimbursement of expenses incurred in such capacities on the same basis as the Company provides such reimbursement to the other members of its Board of Directors.

Section 7.06        Reporting Information

(a)                With respect to each Investor Director designated pursuant to the provisions of this Article 7, the Holder shall cause each Investor Director to provide to the Company all necessary assistance and information related to such Investor Director that is required to be disclosed under the Exchange Act, including such Person’s written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.

Section 7.07        Directors and Officers Insurance

(a)                The Company shall add each Investor Director as a beneficiary to the Company’s directors’ and officers’ liability insurance policy effective from the Closing Date (or such date as such Investor Director is appointed pursuant to this Article 7) and shall provide all other contractual or insurance director liability or indemnification coverages provided to other members of the Board of Directors.

ARTICLE 8.
REPRESENTATIONS AND WARRANTIES

Section 8.01        Representations and Warranties of The Holder

The Holder hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, as follows:

(a)                It is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act. It is purchasing the Note and the shares of Common Stock issuable upon conversion thereof for its own account solely for investment purposes and not with a view to the resale or distribution of the Note or such shares of Common Stock. It has not been formed for the specific purpose of acquiring the Note or such shares of Common Stock.

(b)               It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Note and shares of Common Stock issuable upon conversion thereof, and it is experienced in investing in capital markets and are able to bear the economic risk of investing in the Note and such shares of Common Stock, including a complete loss of such investment.

(c)                It is aware that an investment in the Note and shares of Common Stock issuable upon conversion thereof involves a high degree of risk, and such securities are, therefore, a speculative investment, and acknowledges that the Company has not given any investment advice or rendered any opinion as to whether an investment in the Note or shares of Common Stock issuable upon conversion thereof is prudent or suitable.

(d)               In making its decision to purchase the Note and shares of Common Stock issuable upon conversion thereof, (a) it has not relied on any investigation that the Company, or any person acting on its behalf, may have conducted with respect to the Company, the Note or the shares of Common Stock issuable upon conversion thereof and (b) it has made its own investment decision regarding the Note and shares of Common Stock issuable upon conversion thereof (including, without limitation, the income tax consequences of purchasing, owning or disposing of the Note and shares of Common Stock issuable upon conversion thereof in light of its particular situation and tax residence(s) as well as any consequences arising under the laws of any taxing jurisdiction) based on its own knowledge (and information it may have or which is publicly available) with respect to the Company, the Note and the shares of Common Stock issuable upon conversion thereof. It agrees that it will not and does not have any right of recourse (whether by way of reimbursements, indemnity or otherwise) against the Company or any other person in respect of such taxes and payments, except as otherwise provided for herein.

(e)                It acknowledges that it has (a) had the opportunity to ask questions and receive answers from the Company, (b) been furnished with all other materials that it considers relevant to an investment in the Note and shares of Common Stock issuable upon a conversion thereof and (c) been given the opportunity fully to perform its own due diligence, in each case, to the extent it has determined adequate to invest in the Note and shares of Common Stock issuable upon conversion thereof.

(f)                It has consulted its own legal, accounting, financial and tax advisors to extent it deems appropriate.

(g)               It has not engaged the services of a broker, investment banker or finder to contact any potential investor nor has it agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor. It has not engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Note and shares of Common Stock.

(h)               It understands that the Note and shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act, are “restricted securities” (within the meaning of Rule 144 under the Securities Act) and it is purchasing the Note and shares of Common Stock issuable upon conversion thereof in accordance with a valid exemption from the registration requirements under the Securities Act. It acknowledges that it will receive the Note and (in certain circumstances) shares of Common Stock issuable upon conversion thereof with a restrictive legend imprinted upon them. It will not offer, sell, pledge, hedge or otherwise transfer the Note or shares of Common Stock issuable upon conversion thereof except in a transaction that complies with the Securities Act.

(i)                 It does not have a short position in, or other hedged position with respect to, the Common Stock and its trading activities with respect to the Note and the shares of Common Stock issuable upon conversion thereof shall be in compliance with all applicable securities laws.

(j)                 It agrees not to trade in securities of the Company while in possession of material, non-public information in a manner that would violate the U.S. federal securities laws and acknowledges that it is aware of and agrees to comply with the Securities Exchange Act of 1934, as amended, including Sections 13 and 16 and associated rules and regulations thereunder, as such may be applicable to its beneficial ownership of the shares of Common Stock issuable upon conversion of the Note.

(k)               Survival of Representations and Warranties. All representations and warranties of the Holder contained in this Agreement shall survive the execution, delivery and acceptance thereof by the Parties and the closing of the transactions described in this Agreement.

Section 8.02        Representations and Warranties of the Company

The Company hereby represents and warrants to the Holder as of the date of this Agreement and as of the date of issuance of the Note hereunder (except for any representations and warranties which speak as to a specific date, which representations and warranties shall be made as of the date specified) as follows:

(a)                Existence. The Company and each of its Subsidiaries (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation; (ii) has all necessary powers, licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own and lease its properties; and (iii) is duly qualified to do business as a foreign corporation, and is in good standing, in every jurisdiction where such concepts are applicable and the failure to be so qualified or in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)               Authorization. The Company has all necessary power and authority to enter into, execute and deliver this Agreement and the Note and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Note Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation the expansion of the number of Directors to seven (7), have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required to be obtained or taken, as the case may be, by the Company, its Board or stockholders.

(c)                Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 authorized shares of Common Stock, of which there are 65,963,502 shares of Common Stock issued and outstanding as of the date hereof and (ii) 500,000 authorized shares of preferred stock, none of which are issued or outstanding as of the date hereof. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except (i) for options to purchase Common Stock or other equity awards (including restricted stock units) issued to employees and members of the Board of Directors pursuant to the equity compensation plans or arrangements disclosed in the filings made to the Commission, (ii) for securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company disclosed in the in the filings made to the Commission, and (iii) as contemplated by this Agreement, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of, or other equity interests in, the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.  The issuance and sale of the Note will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Holder) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under any Company securities.

(d)               Enforceability. The Note Documents, when executed and delivered by the Company, will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or general equitable principles (regardless of whether enforcement is sought in equity or at Law).

(e)                Integration. The Company has not, directly or indirectly, offered, sold or solicited any offer to buy, and the Company will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Note and require the Note to be registered under the Securities Act.

(f)                Private Placement. Assuming the accuracy of the Holder’ representations and warranties set forth in Section 8.01, no registration under the Securities Act is required for the offer and sale of the Note by the Company to the Holder as contemplated hereby.

(g)               No General Solicitation. None of the Company, its respective Affiliates or any Person acting on its or any of their behalf (other than the Holder, as to whom the Company make no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Note.

(h)               Governmental Authorization. None of the execution and delivery by the Company of the Note Documents, the performance by the Company of any of the obligations to be performed by them hereunder or thereunder, or the consummation by the Company of any of the transactions contemplated hereby or thereby, will require any notice to, action, approval or consent by, or in respect of, or filing or registration with, any Governmental Authority or other Person, except filings required to be made with the Commission and notifications to NASDAQ.

(i)                 No Conflicts. No consent or approval of, or notice to, any Person is required by the terms of any Material Contract for the execution or delivery of, or the performance of the obligations of the Company under, this Agreement and the Note to which the Company is party or the consummation of the transactions contemplated hereby or thereby, and such execution, delivery, performance and consummation will not result in any breach or violation of, or constitute a default under any Material Contract or any Law applicable to Company, any of its Subsidiaries or any of its or their assets, subject in each case to the application of Sections 9-406, 9-407 and 9-408 of the Uniform Commercial Code as then in effect in any relevant jurisdiction.

(j)                 No Material Adverse Effect. Since the date of the Financial Statements, there has been no change, effect, event, state of facts, development, condition or circumstance that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)               Authorization of the Common Stock. The shares of Common Stock issuable upon conversion of the Note have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable and free and clear of all Liens; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(l)                 Public Filings, etc. As of the date hereof and the Closing Date, (i) the Company’s 10-K for the period ended December 31, 2013 and 10-Q for the quarterly period ended September 30, 2014 and the Company’s public filings filed with the Commission since January 1, 2014 pursuant to the Exchange Act, when all such above-referenced filings are taken collectively as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) no written information supplied by or on behalf of the Company or any of its Subsidiaries to the Holder in connection with this Agreement, taken as a whole, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)             Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Company’s filings with the Commission, except as specifically disclosed in a subsequent Commission filing prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or changed its principal registered public accounting firm, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities, except pursuant to existing Company equity compensation plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(n)               Tax Matters. The Company (i) has filed all federal, state, local and foreign income, franchise tax and all other tax returns reports and declarations required by any jurisdiction to which it is subject to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in the Company’s filings with the Commission, (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except in those, in each of the cases described in clauses (i), (ii) and (iii) of this Section 8.02(n), that would not singularly or in the aggregate have a Material Adverse Effect, except as set forth in or contemplated in the Company’s filings with the Commission.

(o)               Solvency. Immediately after the consummation of the transactions contemplated by the Note Documents to occur on the Closing Date, (i) the fair value of the properties and assets of the Company and its Subsidiaries, taken as a consolidated group, on a going concern basis will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Company and its Subsidiaries, taken as a consolidated group, on a going concern basis will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries, taken as a consolidated group, will be generally able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries, taken as a consolidated group, will not have unreasonably small capital with which to conduct its business, as now conducted.

(p)               Investment Company Act. The Company is not, and as a result of the sale of the Note or the receipt or application of the proceeds therefrom will not be, required to register under the U.S. Investment Company Act of 1940, as amended.

(q)               Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor any of its directors, officers, employees or, to the Knowledge of the Company, Affiliates or agents, has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, any of its Subsidiaries and, to the Knowledge of the Company, its Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(r)                 Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(s)                Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the latest audited financial statements included or incorporated by reference in the Company’s filings made to the Commission, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; except as set forth in the the Company’s filings with the Commission, such disclosure controls and procedures are effective. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder.

(t)                 Litigation. Except as set forth in the Company’s filings made to the Commission, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.  There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the filings made to the Commission that have not been so described.

(u)               Compliance with NASDAQ Continued Listing Requirements. Except as set forth in the Company’s filings made to the Commission and except as otherwise described in this Agreement, the Company is, and has no reason to believe that it will not, upon the issuance of the Note (and the shares of Common Stock issuable upon conversion thereof), continue to be, in compliance with the listing and maintenance requirements for continued listing on NASDAQ in all material respects.

(v)               Form S-3 Eligibility. The Company is eligible to register the resale of the Common Stock issuable upon conversion of the Note for resale by the Holder on Form S-3 promulgated under the Securities Act.

(w)             Broker’s Fees. Neither the Company nor any of its Subsidiaries has taken any action that would entitle any Person to any commission or broker’s, finder’s, placement or other similar fee in connection with the transactions contemplated by the Note Documents.

(x)               Survival of Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall survive the execution, delivery and acceptance thereof by the Parties and the closing of the transactions described in this Agreement.

ARTICLE 9.
EVENTS OF DEFAULT; REMEDIES

Section 9.01        Events of Default

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                default by the Company in any payment of interest and late charges and fees on the Note when due and payable and such default continues for a period of five days;

(b)               default by the Company in the payment of any principal of the Note when due and payable on the Maturity Date, upon declaration of acceleration or otherwise and such default continues for a period of ten days;

(c)                failure by the Company to comply with its obligation to convert the Note in accordance with this Agreement upon exercise of the Holder’s conversion right, and such failure continues for a period of five days;

(d)               a material breach of representations and warranties under the Note Documents;

(e)                failure by the Company in the performance of any other covenant or agreement of the Company in the Note Documents that continues for a period of 45 days after receipt by the Company of a Notice of Default;

(f)                if at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(g)               any suspension from trading or the failure of the Common Stock to be trading or listed on the NASDAQ;

(h)               Occurrence of a Material Adverse Effect;

(i)                 the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; and

(j)                 the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company of any substantial part of such entity’s property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 9.02        Acceleration of Maturity: Waiver of Past Defaults and Rescission

(a)                If an Event of Default occurs and is continuing, then and in every such case the Holder may declare 100% of the Principal Amount plus accrued and unpaid interest on all the outstanding Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such Principal Amount plus accrued and unpaid interest shall become immediately due and payable.

(b)               The Holder may (x) waive any existing Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, rescind any such acceleration with respect to the Note and its consequences if:

(i)                 such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)               all existing Events of Default have been cured or waived.

(c)                Upon any such waiver, the Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every other purpose of the Agreement; but not such waiver shall extend to any subsequent or other Default or impair any right consequent.

(d)               No such rescission shall affect any other Default or impair any right consequent thereon.

Section 9.03        Unconditional Right of Holder to Receive Payment

Notwithstanding any other provision of this Agreement, the right of the Holder to receive payment of the Principal Amount (including interest in respect of the Note held by the Holder, on or after the respective due dates expressed in the Note or otherwise, as applicable), any accrued and unpaid interest and to convert the Note in accordance with Article 6, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of the Holder.

Section 9.04        Restoration of Rights and Remedies

If the Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

Section 9.05        Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note in the last paragraph of Section 3.05, no right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.06        Delay or Omission Not Waiver

No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

Section 9.07        Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Agreement in respect of the Note, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 9.07 shall not apply to any suit instituted by the Company or to any suit instituted by the Holder for the enforcement of the payment of the Principal Amount on the Note on or after the Maturity Date of the Note.

ARTICLE 10.
AMENDMENTS

Section 10.01    Amendments

No Note Document or provision thereof may be waived, amended or modified except by an agreement or agreements in writing executed by the Company and the Holder; provided, however, that, for the avoidance of doubt, this Section 10.01 shall not limit in any way any provision of this Agreement that expressly allows or requires any amendment, modification or waiver.

ARTICLE 11.
MISCELLANEOUS

Section 11.01    Transfer and Assignment

Holder may not transfer or assign at any time all or any portion of its rights, interests or obligations under this Agreement or the Note or any other Note Document to any Person other than an Affiliate of Holder without the prior written consent of the Company (not to be unreasonably withheld, condition or delayed, it being understood and agreed that the Company may withhold its consent to such transfer or exchange if its Board of Directors determines in good faith that such transfer would not be in the best interest of the Company and its stockholders based on the proposed transferee’s investment intention or investment history); provided, however, that, for the avoidance of doubt, this sentence shall not limit in any way the transfer or assignment of shares of Common Stock received upon conversion of the Note pursuant to (a) an effective registration statement under the Securities Act, (b) Rule 144 or (c) another applicable exemption from registration under the Securities Act. The Company may not transfer or assign all or any portion of its rights, interests or obligations under this Agreement or the Note without prior written consent of the Holder; provided, however, that, for the avoidance of doubt, this sentence shall not limit in any way the provisions of Article 6. In the event of any transfer permitted pursuant hereto, the Company shall cause the Bank LC then in effect to be transferred to such transferee prior to the expiration of such Bank LC or issue a new Bank LC prior to the expiration of such Bank LC.

Section 11.02    Notices

(a)                Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person, sent by electronic email or mailed by overnight mail addressed as follows:

if to the Company:

Kingold Jewelry, Inc.

15 Huangpu Science and Technology Park

Jiang’an District

Wuhan, Hubei Province, PRC 430023

Attention: Zhihong Jia

Chairman and Chief Executive Officer

e-mail: jzh888@aliyun.com

facsimile: (86 27) 65660703

with a copy (which shall not constitute notice) to:

Yvan-Claude J. Pierre

Reed Smith LLP

599 Lexington Avenue

22nd Floor

New York, NY 10022

e-mail: ypierre@reedsmith.com

facsimile: +1 212 521 5450

if to the Holder:

Fidelidade – Companhia de Seguros, S.A.
Fosun International Limited
No. 2 East Fuxing Road
Shanghai
PRC 200010
Attention: Xiao Feng Lu
e-mail: Lanan@fosun.com

facsimile: (86) 21 63321523
Attention Isabel Lage – Company Secretary
email: maria.isabel.lage@fidelidade.pt
facsimile: (+351) 21 3247495

with a copy (which shall not constitute notice) to:

Karen M. Yan

Latham & Watkins

8 Century Blvd IFC II 2610

Pudong, Shanghai

PRC 200120

e-mail: karen.yan@lw.com

facsimile: (86) 21 61016001

(b)               The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

(c)                Any notice or communication overnight mailed to the Holder shall be mailed to the Holder at the Holder’s address as it appears in Section 11.02(a) and shall be sufficiently given if so mailed within the time prescribed.

Section 11.03    Confidentiality

(a)                Except as expressly authorized in this Agreement or the Note, or except with the prior written consent of the Disclosing Party, the Recipient hereby agrees that (i) it will use the Confidential Information of the Disclosing Party solely for the purpose of the transactions contemplated by this Agreement and the Note and exercising its rights and remedies and performing its obligations hereunder and thereunder; (ii) it will keep confidential the Confidential Information of the Disclosing Party; and (iii) it will not furnish or disclose to any Person any Confidential Information of the Disclosing Party.

(b)               Notwithstanding anything to the contrary set forth in this Agreement or any other Note Document, the Recipient may, without the consent of the Disclosing Party, but, when permissible, with prior written notice to the Disclosing Party, furnish or disclose Confidential Information of the Disclosing Party to (i) the Recipient’s Affiliates and their respective Representatives, actual or potential financing sources, investors or co-investors and permitted assignees, purchasers, transferees or successors-in-interest, in each such case, who need to know such information in order to provide or evaluate the provision of financing to the Recipient or any of its Affiliates or to assist the Recipient in evaluating the transactions contemplated by this Agreement and the other Note Documents or in exercising its rights and remedies and performing its obligations hereunder and thereunder and who are, prior to such furnishing or disclosure, informed of the confidentiality and non-use obligations contained in this Section 11.03 and who are bound by written or professional confidentiality and non-use obligations no less stringent than those contained in this Section 11.03; and (ii) permitted assignees, purchasers, transferees or successors-in-interest, in each such case, who need to know such information in connection with such actual or potential assignment, sale or transfer, including, following any such assignment, sale or transfer, in order to exercise their rights and remedies and perform their obligations under this Agreement and the other Note Documents and who are, prior to such furnishing or disclosure, informed of the confidentiality and non-use obligations contained in this Section 11.03 and who are bound by written or professional confidentiality and non-use obligations no less stringent than those contained in this Section 11.03.

(c)                In the event that the Recipient, its Affiliates or any of their respective Representatives is required by applicable Law, applicable stock exchange requirements or legal or judicial process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to furnish or disclose any portion of the Confidential Information of the Disclosing Party, the Recipient shall, to the extent legally permitted, provide the Disclosing Party, as promptly as practicable, with written notice of the existence of, and terms and circumstances relating to, such requirement, so that the Disclosing Party may seek, at its expense, a protective order or other appropriate remedy (and, if the Disclosing Party seeks such an order, the Recipient, such Affiliates or such Representatives, as the case may be, shall provide, at their expense, such cooperation as such Disclosing Party shall reasonably require). Subject to the foregoing, the Recipient, such Affiliates or such Representatives, as the case may be, may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that is legally required to be disclosed; provided, however, that the Recipient, such Affiliates or such Representatives, as the case may be, shall exercise reasonable efforts (at their expense) to preserve the confidentiality of the Confidential Information of the Disclosing Party, including by obtaining reliable assurance that confidential treatment will be accorded any such Confidential Information disclosed. Notwithstanding anything to the contrary contained in this Agreement or any of the other Note Documents, in the event that the Recipient or any of its Affiliates receives a request from an authorized representative of a U.S. or foreign tax authority for a copy of this Agreement or any of the other Note Documents, the Recipient or such Affiliate, as the case may be, may provide a copy hereof or thereof to such tax authority representative without advance notice to, or the consent of, the Disclosing Party; provided, however, that the Recipient shall, to the extent legally permitted, provide the Disclosing Party with written notice of such disclosure as soon as practicable.

(d)               Notwithstanding anything to the contrary contained in this Agreement or any of the other Note Documents, the Recipient may disclose the Confidential Information of the Disclosing Party, including this Agreement, the other Note Documents and the terms and conditions hereof and thereof, to the extent necessary in connection with the enforcement of its rights and remedies hereunder or thereunder or as required to perfect the Recipient’s rights hereunder or thereunder.

(e)                Neither Party shall, and each Party shall cause its Affiliates not to, without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), issue any press release or make any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document, except if and to the extent that any such release or disclosure is required by applicable Law, by the rules and regulations of any applicable stock exchange or by any Governmental Authority of competent jurisdiction, in which case, the Party proposing (or whose Affiliate proposes) to issue such press release or make such public disclosure shall use commercially reasonable efforts to consult in good faith with the other Party regarding the form and content thereof before issuing such press release or making such public announcement.

(f)                Except with respect to the Holder’s internal communications or private communications with its Representatives, the Holder shall not, and shall cause its Representatives, its Affiliates and its Affiliates’ Representatives not to make use of the name, nickname, trademark, logo, service mark, trade dress or other name, term, mark or symbol identifying or associated with the Company without the Company’s prior written consent to the specific use in question, provided that the consent of the Company shall not be required with respect to publication of the Company’s name and logos in the Holder’s promotional materials, including without limitation the websites for the Holder and its Affiliates consistent with its use of other similarly situated Third Parties’ names and logos.

Section 11.04    Legal Holidays

If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If the Maturity Date of the Note is a Legal Holiday, then (notwithstanding any other provision of this Agreement or of the Note) payment of principal need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on the Maturity Date.

Section 11.05    Governing Law

THIS AGREEMENT AND THE NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.06    No Recourse against Others

An incorporator, director, officer, employee, Affiliate or shareholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Note, this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Note, the Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Note.

Section 11.07    Successors

All agreements of the Company and the Holder, as applicable, in this Agreement and the Note shall bind their respective successors.

Section 11.08    Multiple Originals

The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 11.09    Table of Contents; Headings

The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.10    Severability Clause

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 11.11    Calculations

Except as otherwise provided herein, the Company (or its agents) will be responsible for making all calculations called for under this Agreement or the Note. The Company (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holder. Upon written request of the Holder, the Company (or its agents) will provide a schedule of its calculations.

Section 11.12    Waiver of Jury Trial

EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 11.13    Consent to Jurisdiction

(a)                Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.

(b)               Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Agreement or the Note in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 11.14    Force Majeure

In no event shall the Company be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Company shall use reasonable efforts which are consistent with accepted practices in its industry to resume performance as soon as practicable under the circumstances.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

KINGOLD JEWELRY, INC.

By:	/s/ Zhihong Jia
	Name:	Zhihong Jia
	Title:	Chairman & CEO

FIDELIDADE – COMPANHIA DE SEGUROS, S.A.

By:	/s/ Rogero Campos Henriques
	Name:	Rogero Campos Henriques
	Title:	Director

By:	/s/ Antonio Desovsa Horonha
	Name:	Antonio Desovsa Horonha
	Title:	Director

[Signature Page to Convertible Note Purchase Agreement]

SCHEDULE A

CREDIT SUPPORT

Bank LC

Due to applicable PRC laws restricting the use of construction-in-progress as collateral, the Company has agreed to grant the bank issuing the Bank LC a collateral interest in the following construction-in-progress, which will support the issuance of the Bank LC to Holder: #1 and #2 buildings of Kingold International Jewelry Park.

EXHIBIT A

FORM OF NOTE

FACE OF NOTE:

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF (THE “SECURITIES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND OTHER APPLICABLE LAWS AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) (X) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (Y) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (Z) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (2) WITH THE COMPANY’S PRIOR WRITTEN CONSENT.

PRIOR TO GIVING EFFECT TO ANY TRANSACTION IN ACCORDANCE WITH THE FOREGOING PARAGRAPH, THE COMPANY AND THE TRANSFER AGENT FOR THE SECURITIES, AS APPLICABLE, RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

6.0% Senior Secured Convertible Note due 2018

US$15,000,000

KINGOLD JEWELRY, INC., a company duly incorporated and validly existing under the laws of the state of Delaware in the United States of America (herein called the “Company”, which term includes any successor corporation under the Agreement referred to on the reverse hereof), for value received hereby promises to pay to Fidelidade – Companhia de Seguros, S.A., a company duly incorporated and existing under the laws of Portugal, or registered assigns, the principal sum of FIFTEEN MILLION UNITED STATES DOLLARS (US$15,000,000) on _____ __, 2018. The Company will pay principal of the Note, interest and premium (if applicable) thereon, as provided on the reverse hereof, in immediately available funds to the Holder on each Interest Payment Date or other payment date, as the case may be.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Note into shares of Common Stock of the Company and to the ability of the Company to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Agreement referred to on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in such Agreement. In the case of any conflict between this Note and such Agreement, the provisions of such Agreement shall control.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

KINGOLD JEWELRY, INC.

By:
	Name:	Zhihong Jia
	Title:	Chairman & CEO

Date: ______ __, 2015

REVERSE OF NOTE:

KINGOLD JEWELRY, INC.

6.0% Senior Secured Convertible Note due 2018

This Note is a duly authorized and issued of note of the Company, designated as its 6.0% Senior Secured Convertible Note due 2018 (the “Note”), in the aggregate principal amount of US$15,000,000, issued under and pursuant to a Convertible Note Purchase Agreement dated as of April 2, 2015 (the “Agreement”) between the Company and Fidelidade – Companhia de Seguros, S.A., a company duly incorporated and existing under the laws of Portugal, (the “Holder”), to which Agreement and all agreements supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holder.

Except as provided for in the Agreement, principal and premium on this Note shall be payable only against surrender therefor, while payments of interest on this Note shall be made, in accordance with the Agreement and subject to applicable laws and regulations, by wire transfer to such account as the Holder shall designate by written instructions received by the Company no less than fifteen (15) days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Holder otherwise notifies the Company or the Holder no longer is the registered owner of this Note.

Interest. The Note will bear interest at a rate of 6.0% per annum. Interest on the Note will accrue from, and including the Closing Date, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable annually on each Interest Payment Date. Interest on the Note will be computed on the basis of a 365-day year comprised of twelve (12) months. Interest will cease to accrue on the Note upon its maturity or conversion, as the case may be.

Ranking. The Note constitute a general, senior, secured obligation of the Company.

Credit Support. The Company agrees to grant to the Holder a security interest in the Credit Support as identified in Schedule A to the Agreement, to secure the payment, discharge and performance of all the Company’s obligations under the Note.

Conversion. Subject to and upon compliance with the provisions of the Agreement (including without limitation the conditions of conversion of this Note set forth in Article 6 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof and any and all accrued and unpaid interest and fees or any portion of such principal which is $1,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock at the Applicable Conversion Rate. The Conversion Rate is initially 869.57 shares of Common Stock per $1,000 Principal Amount of Note (equivalent to an initial Conversion Price of approximately $1.15), subject to adjustment in certain events described in the Agreement. Upon conversion, the Company will deliver shares of Common Stock as set forth in the Agreement. No fractional shares will be issued upon any conversion.

In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer or conversion of this Note in part only, the Company shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Agreement.

Acceleration of Maturity. Subject to certain exceptions in the Agreement, if an Event of Default shall occur and be continuing, the Principal Amount plus interest through such date on the Note, may be declared due and payable in the manner and with the effect provided in the Agreement.

Amendments; Waiver of Existing Defaults. The Agreement permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder under the Agreement at any time by the Company and Holder. The Agreement also contains provisions permitting the Holder to waive compliance by the Company with certain provisions of the Agreement and certain existing Defaults under the Agreement and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon the Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Representations and Warranties of Holder. The Holder hereby makes the representations and warranties set forth in Article 8 of the Agreement.

Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth in Article 8 of the Agreement.

This Note and any claim, controversy or dispute arising under or related to this Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note that are defined in the Agreement shall have the meanings assigned to them in the Agreement.

CONVERSION NOTICE

If you want to convert this Note into Common Stock of the Company, check the box: [ ]

To convert only part of this Note, state the Principal Amount to be converted:

US$

Signature:

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE SHARES OF COMMON STOCK REPRESENTED HEREBY (THE “SECURITIES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND OTHER APPLICABLE LAWS, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (2) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (3) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO GIVING EFFECT TO ANY TRANSACTION IN ACCORDANCE WITH THE FOREGOING PARAGRAPH, THE COMPANY AND THE TRANSFER AGENT FOR THE SECURITIES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT C

FORM OF FOUNDER GUARANTEE

For value received, Mr. Zhihong Jia (the “Founder Guarantor”), hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the extent set forth in a Convertible Note Purchase Agreement dated as of April 2, 2015 (the “Agreement;” terms capitalized and otherwise not defined herein shall have the meaning ascribed to it therein) between Kingold Jewelry, Inc. (the “Company”) and Fidelidade – Companhia de Seguros, S.A. (the “Holder”), the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, the Company’s US$15,000,000 6.0% Senior Secured Convertible Note due 2018 (the “Note”) and the performance of any and all obligations of the Company, under the Agreement and the Note, including the obligation to reimburse the Purchase Price to Holder in case the Agreement is unwound and the Note is cancelled due to the non-delivery of the Bank LC (as defined in the Agreement) (collectively, the “Obligations”). The Founder Guarantor hereby agrees that this is an absolute guarantee of payment and performance and is not a guarantee of collection. The Founder Guarantor and by its acceptance of this guarantee, the Holder, hereby confirm that it is the intention of the Founder Guarantor and Holder that this guarantee (this “Founder Guarantee”) and the obligations of the Founder Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar proceeding. To effectuate the foregoing intention, the Founder Guarantor and Holder hereby irrevocably agree that the obligations of the Founder Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the obligations of the Founder Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

This Founder Guarantee will not be discharged with respect to the Note except by payment in full of the principal of, premium, if any, and interest on the Note and all other amounts payable or as otherwise contemplated in the Note Documents. In case of the failure of the Company punctually to pay any such principal of, premium, if any, and interest on the Note and all other amounts payable, the Founder Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity, by acceleration or otherwise, and as if such payment were made by the Company. In the case of any extension of time of payment or renewals of any of the Obligations, the Founder Guarantor hereby agrees that the same will be promptly paid in full when due, whether at the extended maturity, by acceleration or otherwise, in accordance with the terms of such extension or renewal.

Subject to certain exceptions as set forth in the Note Documents, all payments of, or in respect of, principal of, and premium (if any) and interest on the Note or under this guarantee will be made without offset, defense, claim or counterclaim of any kind, including without limitation withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or the Founder Guarantor is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Founder Guarantor will pay such additional amounts as will result in receipt by the Holder of such amounts as would have been received by the Holder had no such withholding or deduction been required.

To the fullest extent permitted by law, the Founder Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by Holder. The Founder Guarantor waives promptness, diligence, notice of the acceptance of this guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other person interested in the transactions contemplated by the Note Documents (including any other guarantor), and all suretyship defenses generally (other than fraud or willful misconduct by Holder or any of its subsidiaries or affiliates, defenses to the payment of the Obligations that are available to the Company under the Note Documents as adjudicated by court or as mutually agreed by the Company and the Holder). The Founder Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Note Documents and that the waivers set forth in this Founder Guarantee are knowingly made in contemplation of such benefits.

No failure on the part of Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Holder of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to Holder shall be cumulative and not exclusive of any other, and may be exercised by Holder at any time or from time to time. Holder shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of Holder’s rights against, the Company or any other person (including any other guarantor) liable for any Obligations prior to proceeding against the Founder Guarantor hereunder.

The Obligations of the Founder Guarantor hereunder are independent of the Obligations of the Company under any Note Document. A separate action may be brought against the Founder Guarantor to enforce this guarantee, whether or not any action is brought against the Company or whether or not the Company is joined in any such action. This guarantee shall continue or be reinstated if at any time any amount or property received on account of any Obligation must, in Holder’s reasonable judgment, be returned or forfeited by Holder as a result of any claim or counterclaim by anyone, or for any other reason whatsoever, all as if such amount or property had not been received. The Founder Guarantor hereby agrees that its obligations under this guarantee shall be irrevocable, absolute and unconditional, irrespective of, and the Founder Guarantor hereby irrevocably waives any claim the Founder Guarantor may now have or hereafter acquire as a result of this guarantee against Holder in any bankruptcy, insolvency, liquidation or reorganization proceeding and any defenses the Founder Guarantor may now have or hereafter acquire in any way relating to any or all of the following:

(a)                the legality, validity or enforceability, avoidance or subordination of any of the Obligations;

(b)               the value, genuineness, validity, regularity or enforceability of any agreement or instrument under which any Obligations have been incurred, including the Note Documents or any agreement or instrument relating thereto;

(c)                any change in the time, place or manner of payment of, or in any other term of, the Obligations or any other obligation of the Company under any Note Document, or any rescission, waiver, amendment or other modification of any Note Document or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise;

(d)               any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guarantee, for the Obligations;

(e)                the absence of any attempt by, or on behalf of, Holder to collect, or take any other action to enforce, all or any part of the Obligations from the Company or any other Person;

(f)                the election of any remedy by, or on behalf of, Holder with respect to all or any part of the Obligations, including the manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Obligations;

(g)               any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(h)               the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, Holder or any of its Affiliates with respect to any provision of the Note Documents;

(i)                 any change, restructuring or termination of the corporate structure, ownership or existence of the Company or any of its Subsidiaries;

(j)                 the election by, or on behalf of, Holder, in any proceeding instituted under the United States Bankruptcy Code of the application of Section 1111 (b)(2) of the United States Bankruptcy Code or any similar provision under a bankruptcy code of another country or territory;

(k)               any borrowing by the Company or grant of a security interest by the Founder Guarantor, as debtor-in-possession, under Section 364 of the United States Bankruptcy Code, or the disallowance under Section 502 of the United States Bankruptcy Code of all or any portion of the claims of Holder for repayment of all or any part of the Obligations or any similar provision under a bankruptcy code of another country or territory;

(l)                 the dissolution, liquidation or termination of operations of the Company;

(m)             any failure of Holder to disclose to the Founder Guarantor any information relating to the condition (financial or otherwise), operations, properties, assets, nature of assets, liabilities or prospects of the Company now or hereafter known to Holder (the Founder Guarantor waiving any duty of Holder to disclose such information);

(n)               the failure of any other Person to execute or deliver this guarantee or any other guarantee or agreement or the release or reduction of liability of any grantor or other guarantor or surety with respect to the Obligations;

(o)               any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Company against Holder; or

(p)               other than payment in full of the Obligations, any other circumstance (including, without limitation, any statute of limitations) or manner of administering the transactions contemplated under the Note Documents or any existence of or reliance on any representation by Holder that might vary the risk of any grantor or otherwise might constitute a legal or equitable discharge or defense of a surety or guarantor.

The Founder Guarantor hereby unconditionally and irrevocably waives (i) any right to revoke this guarantee and acknowledges that this guarantee is continuing in nature and applies to all presently existing and future Obligations and (ii) any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Obligations.

The Founder Guarantor, to the fullest extent permitted by law, hereby irrevocably waives any defense arising by reason of: (i) any disability or other defense of the Company or any other Person, including but not limited to the insolvency or bankruptcy of the Company or any other Person, or any stay in connection with any such insolvency or bankruptcy proceedings; (ii) the cessation from any cause whatsoever, other than payment in full or other satisfaction, of the Obligations; (iii) the application by the Company of the proceeds of any Obligation for purposes other than the purposes represented by the Company to Holder or intended or understood by Holder or the Founder Guarantor; or (iv) any act or omission by Holder which directly or indirectly results in or aids the discharge or release of the Company, any other Person, or any Obligation, or any collateral, by operation of law or otherwise. The Founder Guarantor, to the fullest extent permitted by law, waives all rights which it may have under: (1) any law which may limit the amount of a deficiency judgment based on any Obligation; (2) any bar to deficiency judgments; (3) any requirement of law that Holder exhaust any rights against any obligor or any security for the Obligations before proceeding against the Founder Guarantor; (4) any law which may prohibit Holder from enforcing its rights and remedies against the Company by both a private sale and an action in court; or (5) any law which requires that a court action to enforce Holder’s rights be an action to foreclose any security instrument securing the Obligations.

The Founder Guarantor hereby represents and warrants that: (i) the execution, delivery and performance of this guarantee do not contravene any provision of any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Founder Guarantor or its assets; (ii) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this guarantee by the Founder Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this guarantee; (iii) assuming due execution and delivery of this guarantee, this guarantee constitutes a legal, valid and binding obligation of the Founder Guarantor enforceable against the Founder Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and general equitable principles; (iv) the Founder Guarantor has the legal capacity to enter, and has freely and voluntarily entered, into this guarantee and has had the opportunity to consult his own counsel and any other advisor with respect to this guarantee, the Note Documents and the Obligations; and (v) the Founder Guarantor has the financial capacity to pay and perform its obligations under this guarantee, and all funds necessary for the Founder Guarantor to fulfill its obligations under this guarantee shall be available to the Founder Guarantor (or its assignee) for so long as this guarantee shall remain in effect.

The Founder Guarantor may not assign or delegate its rights, interests or obligations hereunder to any other person, in whole or in part, (except by operation of Law) without the prior written consent of Holder or its assignee; provided, however, that Holder can assign its rights, interests and obligations hereunder, in whole or in part, without the prior consent of the Founder Guarantor.

This guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Founder Guarantor, its successors and assigns until all of the Obligations have been paid in full.

Neither this guarantee nor any provision hereof may be waived, amended or modified except by an agreement or agreements in writing executed by the Founder Guarantor and Holder.

Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person, sent by electronic email or mailed by overnight mail addressed as follows:

if to the Founder Guarantor:

Mr. Zhihong Jia

Kingold Jewerly, Inc.

15 Huangpu Science and Technology Park,

Jiang’an District

Wuhan, Hubei Province, PRC 430023

e-mail: jzh888@aliyun.com

facsimile: (86 27) 65660703

with a copy (which shall not constitute notice) to:

Yvan-Claude J. Pierre

Reed Smith LLP

599 Lexington Avenue

22nd Floor

New York, NY 10022

e-mail: ypierre@reedsmith.com

facsimile: +1 212 521 5450

if to Holder:

Fidelidade – Companhia de Seguros, S.A.
Fosun International Limited
No. 2 East Fuxing Road
Shanghai
PRC 200010
Attention: Xiao Feng Lu
e-mail: Lanan@fosun.com
facsimile: (86) 21 63321523]

Attention: Isabel Lage – Company Secretary email: maria.isabel.lage@fidelidade.pt facsimile: (+351) 21 3247495 with a copy (which shall not constitute notice) to:

Karen M. Yan

Latham & Watkins

8 Century Blvd IFC II 2610

Pudong, Shanghai

PRC 200120

e-mail: karen.yan@lw.com

facsimile: (86) 21 61016001

The Founder Guarantor, by notice to Holder, may designate additional or different addresses for subsequent notices or communications. Holder, by notice to the Founder Guarantor, may designate additional or different addresses for subsequent notices or communications. Any notice or communication overnight mailed to Holder shall be mailed to Holder at Holder’s address as it appears above and shall be sufficiently given if so mailed within the time prescribed.

THIS GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS GUARANTEE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All agreements of the Founder Guarantor and Holder, as applicable, in this guarantee shall bind their respective successors.

Delivery of an executed counterpart of this guarantee by facsimile shall be effective as delivery of a manually executed counterpart thereof.

In case any provision in this guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

EACH OF THE FOUNDER GUARANTOR AND HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTION CONTEMPLATED HEREBY.

Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.

Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Guarantee in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

[Signature Page Follows]

MR. ZHI HONG JIA

ACCEPTED AND AGREED BY:

FIDELIDADE – COMPANHIA DE SEGUROS, S.A.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of ______ __, 2015, between Kingold Jewelry, Inc., a company duly incorporated and existing under the laws of Delaware (the “Company”), and Fidelidade – Companhia de Seguros, S.A., a company duly incorporated and existing under the laws of Portugal (the “Holder”).

In connection with the Convertible Note Purchase Agreement, dated as of April 2, 2015, entered into by the Company and the Holder (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Holder a note of the Company (the “Note”), which will, among other things, be convertible into shares of the Company's common stock, $0.001 par value per share (the “Common Stock”) to the Holder (as converted, the “Conversion Shares”) in accordance with the terms of the Purchase Agreement and the Note.

To induce the Holder to consummate the transactions contemplated by the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

The Company and the Holder hereby agrees as follows:

Section 1.                Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Effectiveness Deadline” means, (i) with respect to the Initial Registration Statement required to be filed hereunder, the earlier of (A) the 90th calendar day after the date of the issuance of the Note (or the 180th calendar day after such date in the event that such Registration Statement is subject to review by the SEC) and (B) the fifth Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, and (ii) with respect to any additional Registration Statements which may be required pursuant to Section 2, the earlier of (A) the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or the 180th calendar day after the date hereof in the event that such Registration Statement is subject to review by the SEC) and (B) the fifth Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

“Filing Deadline” means, with respect to the Initial Registration Statement required hereunder, the 60th calendar day following the date of the issuance of the Note and, with respect to any additional Registration Statements which may be required pursuant to Section 2, the earliest practical date on which the Company is permitted to file such additional Registration Statement related to the Registrable Securities (taking into account any Staff position with respect to date on which the Staff will permit such additional Registration Statement to be filed with the SEC).

“Registrable Securities” means, as of any date of determination, (a) all Conversion Shares then issuable upon conversion in full of the Note (assuming on such date the Note is converted in full without regard to any conversion limitations therein), and (b) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities for so long as (x) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the 1933 Act and such Registrable Securities have been disposed of in accordance with such effective Registration Statement, or (y) such Registrable Securities are able to be sold without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2, including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

Section 2.                Registration Statement Requirements.

(a)                The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC the Initial Registration Statement on Form S-3, or such other form reasonably acceptable to the Holder, covering the resale by the Holder of all or such portion of the Registrable Securities (as determined on the date of such filing and the effective date of such Registration Statement, as applicable) as permitted by the SEC (provided that the Company shall use reasonably diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities) pursuant to Rule 415. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to this Section 2 without the prior written consent of the Holder. The Company shall use its reasonable best efforts to have such Initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms hereof, declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to this Section 2, the Company shall file with the SEC one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by the Initial Registration Statement, in each case, as soon as practicable (taking into account any Staff position with respect to date on which the Staff will permit such additional Registration Statement(s) to be filed with the SEC), but in no event later than the applicable Filing Deadline for such additional Registration Statement(s). By 9:30 a.m. New York time on the Business Day following the effective date of each Registration Statement filed in accordance herewith, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement. The Company shall not be required to keep such Registration Statements filed in connection herewith effective (and the prospectus contained therein available for use) after the earlier of (i) the date as of which the Holder may sell all of the Registrable Securities required to be covered by such Registration Statement without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (ii) the date on which the Holder shall have sold all of the Registrable Securities either pursuant to a Registration Statement or Rule 144 (such earlier date, the “Registration Rights Expiration Date”, and such period commencing on the date hereof and ending on the Registration Rights Expiration Date, the “Registration Period”).

(b)               If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Holder on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices) (or as otherwise may be reasonably acceptable to the Holder), or if after the filing of the Initial Registration Statement with the SEC pursuant to this Section 2, the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such Initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Initial Registration Statement (with the prior consent, not to be unreasonably withheld, of the Holder as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the SEC does not permit such Registration Statement to become effective and be used for resales by the Holder on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices) (or as otherwise may be reasonably acceptable to the Holder), the Company shall not request acceleration of the effective date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the 1933 Act. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file additional Registration Statements as permitted by the Staff or the SEC in accordance with this Section 2 until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Holder.

(c)                In addition, in the event that the Staff or the SEC requires the Holder seeking to resell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and the Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of the Holder, until such time as the Staff or the SEC does not require such identification or until the Holder accepts such identification and the manner thereof. If notwithstanding any such reduction, the Staff or the SEC still requires that the Holder be specifically identified as an “underwriter” in order to permit such Registration Statement to be declared effect, the Holder may, at its option, elect to have no Registrable Securities of the Holder be included in such Registration Statement; provided, that solely for purposes of Section 12 of the Note, such Registration Statement shall be deemed to have been declared effective as of the date of such election by the Holder.

(d)               If the filing, initial effectiveness or continued use of a registration statement, including a shelf registration statement pursuant to Rule 415 under the Securities Act, in respect of a registration pursuant to this Section 2 at any time (i) would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the board of directors of the Company both (A) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (B) would not be in the best interests of the Company or would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, or (ii) if the Company reasonably believes that effecting such registration would materially and adversely affect an offering of securities of the Company, the preparation of which is then contemplated, then the Company may, upon giving prompt written notice of such action to the Holder, delay the filing or initial effectiveness of, or suspend use of, such registration statement; provided, that the Company shall not be permitted to do so (A) more than two times during any 12 month period, (B) for a period exceeding 30 days on any one occasion or (C) for a period exceeding 60 days in any 12 month period. In the event the Company exercises its rights under the preceding sentence, the Holder agrees to suspend, promptly upon its receipt of the notice referred to above, its use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify the Holder of the expiration of any period during which it exercised its rights under this Section 2 (d). The Company agrees that, in the event it exercises its rights under this Section 2(d), it shall, within 30 days (or 60 days, as applicable) following the Holder’s receipt of the notice of suspension, update the suspended registration statement as may be necessary to permit the Holder to resume use thereof in connection with the offer and sale of its Registrable Securities in accordance with applicable law. For the avoidance of doubt, this Section 2(d) does not modify or affect the Filing Deadline or any of the Company’s obligations under Section 2(a).

Section 3.                Registration Procedures. If and whenever the Company is required by the provisions of Section 2 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)                subject to the timelines provided in this Agreement, prepare and file the Registration Statement with the SEC, with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), respond as promptly as commercially practicable to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and file any pre-effective amendments with respect to a Registration Statement as promptly as reasonable possible, and promptly provide to the Holder copies of all filings and SEC letters of comment related to the Holder or the offering of the Registrable Securities (provided that the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any subsidiary) and notify the Holder (by telecopier or by e-mail addresses provided by the Holder) on or before the second Business Day thereafter that the Company receives notice that (i) the SEC has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective;

(b)               prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and prepare and file with the SEC such additional Registration Statements as may be required hereunder and to keep each additional Registration Statement effective, in each case, at all times during the Registration Period;

(c)                furnish to the Holder such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as the Holder reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such Registration Statement or make them electronically available;

(d)               use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement at all times during the Registration Period under the securities or “Blue Sky” laws of such jurisdictions as the Holder shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to service of process in any such jurisdiction;

(e)                if applicable, list the Registrable Securities covered by such Registration Statement with the principal market or exchange on which the Common Stock is then listed;

(f)                promptly notify the Holder of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event or passage of time of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or the financial statements included therein ineligible for inclusion or which becomes subject to a SEC, state or other governmental order suspending the effectiveness of the Registration Statement covering any of the Registrable Securities. The Holder hereby covenants that it will not sell any Registrable Securities pursuant to such prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of such prospectus in accordance with this Section 3(f) and ending at the time the Company gives the Holder notice that the Holder may thereafter effect sales pursuant to the prospectus, or until the Company delivers to the Holder or files with the SEC an amended or supplemented prospectus.

(g)               The Company shall cooperate with any broker-dealer through which the Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any the Holder, and the Company shall pay the filing fee required by such filing within two (2) Business Days of request therefor.

Section 4.                Provision of Documents. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

Section 5.                Expenses. All expenses incurred by the Company in complying with Section 2, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “Blue Sky” laws, fees of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with any filing with FINRA pursuant to FINRA Rule 5110 that may be required to be made by any broker through which the Holder intends to make sales of Registrable Securities, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” The Company will pay all Registration Expenses in connection with any Registration Statement described in Section 2.

Section 6.                Indemnification.

(a)                In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Holder, each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”), and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Holder Party” and collectively, the “Holder Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, lawsuit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Holder Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any prospectus (as amended or supplemented) or in any prospectus supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Holder Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Holder Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Holder Party for the Holder Party expressly for use in connection with the preparation of such Registration Statement, prospectus or prospectus supplement or any such amendment thereof or supplement thereto; (ii) shall not be available to the Holder to the extent such Claim is based on a failure of the Holder to deliver or to cause to be delivered the prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected prospectus, if such prospectus (as amended or supplemented) or corrected prospectus was timely made available by the Company pursuant to Section 3 and then only if, and to the extent that, following the receipt of the corrected prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Party and shall survive the transfer of any of the Registrable Securities by the Holder pursuant to Section 8(f).

(b)               In connection with any Registration Statement in which the Holder is participating, the Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Holder furnished to the Company by the Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(c) and the below provisos in this Section 6(b), the Holder will reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld or delayed, provided further that the Holder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Holder as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Holder pursuant to Section 8(f).

(c)                Promptly after receipt by an Holder Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, the Holder Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Holder Party or the Company Party (as the case may be); provided, however, an Holder Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to the Holder Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both the Holder Party or Company Party (as the case may be) and the indemnifying party, and the Holder Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent the Holder Party or such Company Party and the indemnifying party (in which case, if the Holder Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Holder Parties or Company Parties (as the case may be). The Company Party or Holder Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Holder Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Holder Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Holder Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Holder Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Holder Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Holder Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d)               No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e)                The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that the Holder shall promptly reimburse the Company for all such payments to the extent a court of competent jurisdiction determines that any Holder Party was not entitled to such payments.

(f)                The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Holder Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

Section 7.                Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Holder shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Holder from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Holder has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

Section 8.                Miscellaneous.

(a)                Remedies. In the event of a breach by the Company or by the Holder of any of their respective obligations under this Agreement, the Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and the Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)               Compliance. The Holder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to a Registration Statement.

(c)                Piggy-Back Registrations. If, at any time prior to the six month anniversary of the date of the issuance of the Note, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to the Holder a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 8(c) that are the subject of a then effective Registration Statement.

(d)               Amendments and Waivers. No provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(e)                Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(f)                Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign its rights and obligations hereunder to a third party in connection with the transfer of the Note or the Registrable Securities permitted under the Purchase Agreement, if the Holder agrees in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be) and the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be). The term “Holder” in this Agreement shall also include all such transferees and assignees.

(g)               Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(h)               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(i)                 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)                 Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

KINGOLD JEWELRY, INC.

By:
	Name:	Zhihong Jia
	Title:	Chairman and CEO

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Fidelidade – Companhia de Seguros, S.A.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

FORM OF BANK LC

FORM BANK LETTER OF CREDIT

[NAME OF BANK]

ISSUE DATE: ________

L/C NO.:__________

ADVISING BANK:	APPLICANT:
Kingold Jewelry, Inc.
15 Huangpu Science and Technology Park
Jiang’an District
Wuhan, Hubei Province, PRC 430023

BENEFICIARY:

Fidelidade – Companhia de Seguros, S.A.
c/o Fosun International Limited
No. 2 East Fuxing Road
Shanghai, PRC

C/c Isabel Lage – Company Secretary

Direção de Assuntos Jurídicos – Legal Affairs Unit

Largo do Calhariz 30 - 3º (Edifício Palmela)

1249-001 Lisbon

Portugal

AMOUNT: USD__________________ (____________________AND 00/100 UNITED STATES DOLLARS)

Date: [____], 2015

WE, [NAME OF BANK] (THE “ISSUING BANK”) HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER_________ (THE “LETTER OF CREDIT”) IN THE AGGREGATE AMOUNT OF USD________ (______________________ UNITED STATES DOLLARS) IN FAVOR OF FIDELIDADE – COMPANHIA de SEGUROS, S.A. (THE “BENEFICIARY”) AS HOLDER OF THAT CERTAIN 6.0% SENIOR SECURED CONVERTIBLE NOTE DUE 2018 (“NOTE”) PURSUANT TO THAT CERTAIN CONVERTIBLE NOTE PURCHASE AGREEMENT DATED AS OF __________, 2015 BETWEEN KINGOLD JEWELRY, INC. (THE “APPLICANT”) AND THE BENEFICIARY (AS THE SAME HAS BEEN AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED, THE “NOTE PURCHASE AGREEMENT”), FOR THE ACCOUNT OF THE APPLICANT.

THIS LETTER OF CREDIT IS AVAILABLE WITH [ISSUING BANK], [INSERT ADDRESS]1 AGAINST THE PRESENTATION OF:

1.	BENEFICIARY’S SIGNED CERTIFICATE IN THE FORM OF ANNEX “B” (THE “DRAWING CERTIFICATE”).

2.	ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS.

THIS LETTER OF CREDIT IS SUBJECT TO MULTIPLE DRAWINGS AND IS SUBJECT TO THE REDUCTION OF THE MAXIMUM AMOUNT DRAWABLE HEREUNDER FROM TIME TO TIME.

THIS LETTER OF CREDIT IS VALID THROUGH AND INCLUDING___________ 2(THE “EXPIRATION DATE”).

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) TO ANY AFFILIATE OF FOSUN INTERNATIONAL LIMITED UPON AT LEAST __ DAYS OF PRIOR WRITTEN NOTICE, AND BY DELIVERY TO THE ISSUING BANK OF YOUR DULY COMPLETED AND SIGNED REQUEST FOR TRANSFER IN THE FORM OF ANNEX “A.” UPON SUCH DELIVERY, THE ISSUING BANK SHALL FORTHWITH TRANSFER THIS STANDBY LETTER OF CREDIT IN FAVOR OF SUCH TRANSFEREE.

IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, ANY DRAFT AND/OR REQUIRED STATEMENT REQUIRED FOR DRAWING HEREUNDER MUST BE EXECUTED BY THE TRANSFEREE.

ALL BANKING CHARGES, INCLUDING TRANSFER CHARGES ARE FOR THE ACCOUNT OF THE APPLICANT.

PAYMENT AGAINST CONFORMING DOCUMENTS PROPERLY PRESENTED UNDER THIS LETTER OF CREDIT PRIOR TO 3:00 P.M. (HONG KONG TIME) ON ANY BANKING DAY ON OR PRIOR TO THE EXPIRATION DATE SHALL BE MADE IN UNITED STATES DOLLARS, BY WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS, TO ONE SPECIFIC ACCOUNT SPECIFIED BY THE BENEFICIARY AT THE TIME OF DRAWING NOT LATER THAN 2:00 P.M. (HONG KONG TIME) ON THE THIRD SUCCEEDING BANKING DAY.

FOR PURPOSES HEREOF, “BANKING DAY” MEANS ANY DAY OTHER THAN SATURDAY OR SUNDAY OR A DAY ON WHICH COMMERCIAL BANKS ARE REQUIRED OR AUTHORIZED TO BE CLOSED IN HONG KONG.

ANY NOTICE TO THE BENEFICIARY IN CONNECTION WITH THIS LETTER OF CREDIT SHALL BE IN WRITING AND SHALL BE DELIVERED BY OVERNIGHT COURIER SERVICE, OR BY REGISTERED MAIL (RETURN RECEIPT REQUESTED), TO BENEFICIARY AT THE ADDRESS STATED HEREINABOVE OR SUCH OTHER ADDRESS AS MAY BE AMENDED.

1 A Hong Kong / United States address is required.

2 Not to expire earlier than the expiration date of the Note.

ALL CORRESPONDENCE WITH THE ISSUING BANK AND ANY DRAWINGS IN CONNECTION WITH THIS LETTER OF CREDIT MUST ONLY BE PRESENTED TO [NAME OF BANK] [INSERT ADDRESS] OR ITS SUCCESSOR.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”) AND, TO THE EXTENT NOT INCONSISTENT THEREWITH, THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK.

[NAME OF BANK]

IRREVOCABLE STANDBY LETTER OF CREDIT NO.________________

ANNEX “A”

REQUEST FOR TRANSFER

TO:	[NAME OF BANK]

RE:	[NAME OF BANK] IRREVOCABLE STANDBY LETTER OF CREDIT NO.______

THE UNDERSIGNED, A DULY AUTHORIZED OFFICER OF THE BENEFICIARY OF THE ABOVE-REFERENCED LETTER OF CREDIT (THE “LETTER OF CREDIT”), IRREVOCABLY INSTRUCTS [NAME OF BANK], AS ISSUER OF THE LETTER OF CREDIT, AS FOLLOWS:

1.	FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY IRREVOCABLY TRANSFERS THE LETTER OF CREDIT TO:

[NAME OF TRANSFEREE]

[ADDRESS]

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY UNDER THE LETTER OF CREDIT

2.	BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL FROM THE DATE OF ISSUING BANK’S ACCEPTANCE OF THIS REQUEST FOR TRANSFER SUCCEED TO ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY UNDER THE LETTER OF CREDIT, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OR ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

3.	THE LETTER OF CREDIT IS RETURNED HEREWITH, AND, IN ACCORDANCE WITH THE LETTER OF CREDIT, THE UNDERSIGNED ASKS THAT THIS TRANSFER BE EFFECTIVE AND THAT YOU ENDORSE THE TRANSFER ON THE REVERSE SIDE THEREOF AND FORWARD THE SAME TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

4.	IN SUPPORT OF THE FOREGOING REQUEST FOR A TRANSFER, THE BENEFICIARY HEREBY REPRESENTS AND WARRANTS TO [NAME OF BANK] FOR THE BENEFIT OF THE APPLICANT THAT THE TRANSFEREE IS A SUCCESSOR TO THE BENEFICIARY AS THE ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT (AS THAT TERM IS DEFINED IN THE IRREVOCABLE STANDBY LETTER OF CREDIT REFERRED TO ABOVE).

DATE:

FIDELIDADE – COMPANHIA de SEGUROS, S.A.

BY:
Name:
Title:

[NAME OF BANK]

IRREVOCABLE STANDBY LETTER OF CREDIT NO.______________

ANNEX “B”

DRAWING CERTIFICATE

THE UNDERSIGNED, A DULY AUTHORIZED OFFICER OF FIDELIDADE – COMPANHIA de SEGUROS, S.A. (THE “BENEFICIARY”), OF THAT CERTAIN IRREVOCABLE LETTER OF CREDIT NO.____________ DATED _____, (THE “LETTER OF CREDIT”) CERTIFIES AS FOLLOWS TO [NAME OF BANK] AS ISSUER OF THE LETTER OF CREDIT:

1.	ALL TERMS DEFINED IN THE LETTER OF CREDIT ARE USED IN THIS CERTIFICATE WITH THE SAME PROSPECTIVE MEANINGS.

2.	(A) AN EVENT OF DEFAULT UNDER THE NOTE PURCHASE AGREEMENT (AS DEFINED IN THE LETTER OF CREDIT) HAS OCCURRED AND IS CONTINUING, (B) THE LETTER OF CREDIT IS SCHEDULED TO EXPIRE WITHIN 60 DAYS FROM THE DATE HEREOF AND HAS NOT BEEN EXTENDED OR RENEWED TO THE SATISFACTION OF THE BENEFICIARY OR (C) AS OF THE DATE HEREOF, [NAME OF BANK] EITHER (I) NO LONGER MEETS THE CRITERIA SET FORTH IN THE NOTE PURCHASE AGREEMENT.

3.	THE BENEFICIARY REQUESTS THAT PAYMENT BE MADE AS FOLLOWS:

[NAME OF BANK]

ACCOUNT NO. [___________]

ABA # [___________]

FIDELIDADE – COMPANHIA de SEGUROS, S.A.

BY:
Name:
Title: